===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): NOVEMBER 20, 2001


                                House2Home, Inc.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                      1-10259                  33-0109661
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


           Support Center Offices
            3345 Michelson Drive
             Irvine, California                           92612
  (Address of Principal Executive Offices)             (Zip Code)

       Registrant's telephone number, including area code: (949) 442-5000

Item 5. Other events.

         On November 20, 2001, House2Home, Inc. ("House2Home") issued a press release in the form attached hereto as Exhibit 99.1. The press release reports House2Home has received final Bankruptcy Court approval of an agency agreement to liquidate the inventory at all 42 House2Home stores. In addition, an agreement was reached between parties in the bankruptcy case that, upon approval from the Bankruptcy Court, would allow the company to honor pre-petition gift certificates, gift cards and credit vouchers.

         On November 21, 2001, House2Home, Inc. ("House2Home") issued a press release in the form attached hereto as Exhibit 99.2. The press release reports House2Home's announcement of its financial results for the third quarter ended October 27, 2001, of the establishment of a committee to represent the company's unsecured creditors, of the on-going development of an orderly plan to dispose of its owned and leased properties, and the belief there will be no equity value remaining after proceeds from the liquidation are used to repay secured and unsecured creditors.


Item 7. Financial statements, pro forma financial information and exhibits

         c. Exhibits

         99.1 Press release, dated November 20, 2001, issued by House2Home, Inc. relating to final court approval for store inventory liquidations.

         99.2 Press release, dated November 21, 2001, issued by House2Home, Inc reporting the financial results for the third quarter ended October 27, 2001.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     House2Home, Inc.

Date:   November 29, 2001                 By: /s/William B. Langsdorf
                                          --------------------------------------
                                          Name:  William B. Langsdorf
                                          Title: Executive VP/CFO